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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2002 Date of report (Date of earliest event reported)	1-12261 Commission File Number

Superior TeleCom Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	58-2248978 (I.R.S. Employer Identification Number)

One Meadowlands Plaza
East Rutherford, New Jersey 07073
(Address of Principal Executive Offices) (Zip Code)

(201) 549-4400
(Registrant's telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets.

        On December 11, 2002, in accordance with the terms of the Purchase Agreement, dated October 31, 2002 (the "Purchase Agreement"), by and among The Alpine Group, Inc. ("Alpine"), Alpine Holdco Inc., a newly formed, wholly owned subsidiary of Alpine ("Alpine Holdco"), Superior TeleCom Inc. ("Superior TeleCom") and Superior TeleCom's wholly-owned subsidiaries, Superior Telecommunications Inc. ("STI"), Essex International Inc. ("Essex International") and Essex Group, Inc. ("Essex Group" and, together with Superior TeleCom, STI and Essex International, the "Sellers"), the Sellers sold the following assets and securities to Alpine Holdco: (1) substantially all of the assets, subject to related accounts payable and accrued liabilities (excluding, however any secured debt), of the Sellers' electrical wire business; (2) all of the outstanding shares of capital stock of DNE Systems, Inc., a manufacturer of multiplexers and other communications and electronic products; and (3) all of the outstanding shares of capital stock of Texas SUT Inc. and Superior Cable Holdings (1997) Ltd., which owns approximately 47% of Superior Cables Ltd., the largest Israeli-based producer of wire and cable products (the "Transaction"). Superior TeleCom continues to retain a 3% equity interest in Superior Cables Ltd. The aggregate purchase price for the Transaction was approximately $85 million in cash plus the issuance of a warrant to Superior TeleCom to purchase 19.9% of the common stock of the entity formed by Alpine to own and operate the electrical wire business. A copy of the Purchase Agreement is included herein as Exhibit 2.1.

        Alpine owns approximately 48% of Superior TeleCom. In addition, Superior TeleCom's chief executive officer and chief financial officer serve in a similar capacity for Alpine and five members of its Superior TeleCom's board of directors serve in similar capacities with Alpine. Accordingly, Superior TeleCom formed a special committee comprised solely of the independent members of its board of directors to negotiate, consider and authorize the Transaction.

        The Purchase Agreement is incorporated by reference into this Item 2 and the foregoing description of the Purchase Agreement and the Transaction is qualified in its entirety by reference to such exhibit.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)
  -  Not applicable

  (b)
  - Unaudited Pro forma Condensed Consolidated Financial Statements

        The following unaudited pro forma condensed consolidated financial statements give effect to the sale of (1) substantially all of the assets, subject to related accounts payable and accrued liabilities (excluding, however any secured debt), of the Sellers' electrical wire business; (2) all of the outstanding shares of capital stock of DNE Systems, Inc.; and (3) all of the outstanding shares of capital stock of Texas SUT Inc. and Superior Cable Holdings (1997) Ltd. The unaudited pro forma condensed consolidated statements of operation were prepared as if the sale had occurred as of the beginning of the periods presented and the unaudited pro forma condensed consolidated balance sheet was prepared as if the sale occurred as of September 30, 2002. These statements do not purport to represent what the results of operations or financial position of Superior TeleCom would actually have been if the sale had occurred on the dates referred to above or to be indicative of the future results of operations or financial position of Superior TeleCom. The unaudited pro forma condensed consolidated financial statements should be read together with the financial statements and notes thereto as included in the Superior TeleCom Inc. annual report on Form 10-K for the year ended December 31, 2001 and the quarterly reports on Form 10-Q for the periods ended September 30, 2002, June 30, 2002 and March 31, 2002.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31, 2001
	Historical Superior	Historical Results of Businesses Sold	Pro forma Adjustments		Pro forma
Net sales	$1,747,302	$644,421	$—		$1,102,881
Cost of goods sold	1,471,409	576,496	—		894,913

Gross profit	275,893	67,925	—		207,968
Selling, general and administrative expenses	156,017	62,501	(1,404	)(a)	92,112
Amortization of goodwill	21,057	4,865	—		16,192
Unusual charges	5,358	2,272	—		3,086

Operating income	93,461	(1,713)	1,404		96,578
Interest expense	(115,048)	(7,226)	4,513	(b)	(103,309)
Other income (expense), net	1,270	62	—		1,208

Loss before income taxes, distributions on preferred securities of Superior Trust I, minority interest and extraordinary loss	(20,317)	(8,877)	5,917		(5,523)
Benefit for income taxes	3,617	(361)	(2,219	)(c)	1,759

Loss before distributions on preferred securities of Superior Trust I, minority interest and extraordinary loss	(16,700)	(9,238)	3,698		(3,764)
Distributions on preferred securities of Superior Trust I	(15,362)	—	—		(15,362)

Loss before minority interest and extraordinary loss	(32,062)	(9,238)	3,698		(19,126)
Minority interest in losses of subsidiaries	2,430	2,430	—		—

Loss before extraordinary loss	$(29,632)	$(6,808)	$3,698		$(19,126)

Net loss per share of common stock:
Basic:
Loss before extraordinary loss	$(1.44)	$(0.33)	$0.18		$(0.93)

Diluted:
Loss before extraordinary loss	$(1.44)	$(0.33)	$0.18		$(0.93)

Weighted average shares outstanding:
Basic	20,635	—	—		20,635

Diluted	20,635	—	—		20,635

See accompanying notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Nine Months Ended September 30, 2002
	Historical Superior	Historical Results of Businesses Sold	Pro forma Adjustments		Pro forma
Net sales	$1,136,761	$471,675	$—		$665,086
Cost of goods sold	996,343	429,983	—		566,360

Gross profit	140,418	41,692	—		98,726
Selling, general and administrative expenses	111,274	44,011	(1,053	)(a)	66,210
Amortization of goodwill	—	—	—		—
Unusual charges	32,756	1,749	—		31,007
Impairment charges on long-lived assets to be sold	114,497	114,497	—		—

Operating income (loss)	(118,109)	(118,565)	1,053		1,509
Interest expense	(82,754)	(4,000)	2,865	(b)	(75,889)
Other expense, net	(2,321)	(2,147)	—		(174)

Loss before income taxes, distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change for goodwill impairment	(203,184)	(124,712)	3,918		(74,554)
Benefit for income taxes	71,192	38,935	(1,469	)(c)	30,788

Loss before distributions on preferred securities of Superior Trust I, minority interest and cumulative effect of accounting change for goodwill impairment	(131,992)	(85,777)	2,449		(43,766)
Distributions on preferred securities of Superior Trust I	(12,395)	—	—		(12,395)

Loss before minority interest and cumulative effect of accounting change for goodwill impairment	(144,387)	(85,777)	2,449		(56,161)
Minority interest in net loss of subsidiary	3,035	3,035	—		—

Loss before cumulative effect of accounting change for goodwill impairment	$(141,352)	$(82,742)	$2,449		$(56,161)

Net loss per share of common stock:
Basic:
Loss before cumulative effect of accounting for goodwill impairment	$(6.65)	$(3.89)	$0.12		$(2.64)

Diluted:
Loss before cumulative effect of accounting for goodwill impairment	$(6.65)	$(3.89)	$0.12		$(2.64)

Weighted average shares outstanding:
Basic	21,255	—	—		21,255

Diluted	21,255	—	—		21,255

See accompanying notes to unaudited pro forma condensed consolidated financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	As of September 30, 2002
	Historical Superior	Assets/Equity Interest Sold	Pro forma Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$13,987	$763	$—		$13,224
Accounts receivable, net	210,656	102,988	—		107,668
Inventories, net	224,790	100,880	— 17,392	(d)	123,910
Other current assets	48,471	13,102	7,608	(e)	60,369

Total current assets	497,904	217,733	25,000		305,171
Property, plant and equipment, net	339,729	54,934	—		284,795
Long-term investments and other assets	95,944	62,407	—		33,537
Goodwill (net)	326,107	1,432	—		324,675

Total assets	$1,259,684	$336,506	$25,000		$948,178

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Short-term borrowings	$136,715	$—	$(56,065	)(f)	$80,650
Current portion of Superior Israel long-term debt	31,823	31,823	—		—
Current portion of long-term debt	1,101,505	—	(23,410	)(f)	1,078,095
Accounts payable	79,314	37,895	—		41,419
Accrued expenses	102,689	24,683	(3,343	)(f)	74,663

Total current liabilities	1,452,046	94,401	(82,818)		1,274,827
Long-term debt, less current portion	106,823	106,823	—		—
Minority interest in subsidiary	1,954	1,954	—		—
Deferred taxes	22,607	3,853	17,392	(d)	36,146
Other long-term liabilities	30,203	1,590	—		28,613

Total liabilities	1,613,633	208,621	(65,426)		1,339,586

Trust Convertible Preferred Securities of Superior Trust I	136,949	—			136,949
Commitments and contingencies
Stockholders' deficit:
Common stock	222	—	—		222
Capital in excess of par value	44,573	—	—		44,573
Accumulated other comprehensive deficit	(15,106)	(2,665)	—		(12,441)
Retained deficit	(502,209)	—	(40,124	)(e)	(542,333)

	(472,520)	(2,665)	(40,124)		(509,979)
Treasury stock	(18,378)	—	—		(18,378)

Total stockholders' deficit	(490,898)	(2,665)	(40,124)		(528,357)

Total liabilities and stockholders' deficit	$1,259,684	$205,956	$(105,550)		$948,178

See accompanying notes to unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)
Represents estimated amounts to be billed to The Alpine Group, Inc. related to general and administrative services to be provided by Superior TeleCom Inc. pursuant to the Supply and Transitional Services Agreement.

(b)
Represents the pro forma adjustment to interest costs related to the debt reduction that occurred pursuant to the sale.

(c)
Represents the tax impact of (a) and (b) above.

(d)
Represents the reclassification to current assets of estimated current income taxes receivable related to assets disposed of pursuant to the sale.

(e)
Represents the estimated loss and related tax impact of sale.

(f)
Represents the use of sale proceeds:

Paydown of accounts receivable securitization facility	$56,065
Paydown of revolving credit facility	12,000
Paydown of term loans A and B	11,410
Payment of bank amendment fees and other expenses associated with asset sale	5,466

  (c)
  Exhibits

Exhibit 2.1	Purchase Agreement, dated October 31, 2002, by and among Superior TeleCom Inc., Superior Telecommunications Inc., Essex International Inc., Essex Group, Inc., The Alpine Group, Inc. and Alpine Holdco Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2002	SUPERIOR TELECOM INC.

	By:	/s/ DAVID S. ALDRIDGE
Name: David S. Aldridge Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement, dated October 31, 2002, by and among Superior TeleCom Inc., Superior Telecommunications Inc., Essex International Inc., Essex Group, Inc., The Alpine Group, Inc. and Alpine Holdco Inc.

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share data)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX